Exhibit (a)(2)

ELECTION FORM

EXCHANGE OF CONVERTIBLE PROMISSORY NOTES
OF
SENSE TECHNOLOGIES INC. (the “Company”)

Choose one of the following options by checking the appropriate box.

☐

I ACCEPT the Company’s offer (the “Offer”) to exchange my outstanding convertible unsecured promissory note(s) (the “Existing Notes”) with Class A Preferred Shares (the “Class A Shares”) pursuant to the terms and conditions set forth in the Offering Circular dated August 25, 2003 attached hereto. Subject to the terms and conditions of the Offer, I agree to deliver my Existing Notes to the Company in exchange for Class A Shares at the rate of $1.00 of principal amount of Existing Note(s) per Class A Share.

I HEREBY SUBSCRIBE (the “Subscription”) for additional Class A Preferred Shares (the “Subscription Shares”) at the rate of $1.00 of all accrued and unpaid interest on my Existing Note calculated up to and including the closing date of the Offer (the “Closing”) per Class A Share. The Closing, pursuant to the terms of the Offering Circular, is presently set at September 22, 2003. In connection with the Subscription, I have read and agree with the representations and warranties below, including with respect to my status as an accredited investor.

☐	I DECLINE the Offer with respect to my Existing Notes.

By accepting, executing and delivering this Election Form, I acknowledge, agree, represent and warrant that:

1.	With respect to my participation in the Offer:

•
I have received a copy of the Offering Circular and the documents referenced therein and contained therewith, and agree to be bound by all terms and conditions of the Offer as described in said materials.

•
The Company’s acceptance the Existing Notes tendered by me will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer. Upon the Company’s acceptance of my Existing Notes, I acknowledge and agree that: (i) all such Existing Notes will be cancelled and I will have no right to demand payment or acquire shares under the terms and conditions of such terminated Existing Notes; (ii) all agreements and certificates relating to my Existing Notes will be automatically rendered null and void; and (iii) I will be deemed to have accepted the terms of, and agreed to be bound by, the terms of the Class A Shares as described in the Offering Circular.

	•	Under the circumstances set forth in the Offer, the Company may extend, terminate or amend the Offer to Exchange.

	•	The Company has advised me to consult with my own tax, financial and other advisors as to the consequences of participating or not participating in the Offer.

	•	I have full power and authority to elect to exchange my Existing Notes for Class A Shares.

	•	Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of my Existing Notes for Class A Shares.

•
Subject to, and effective upon, the Company’s acceptance of my Existing Notes in accordance with the terms and conditions of this Offer, I hereby sell, assign, and transfer to the Company, all right, title and interest in and to my Existing Notes, and I irrevocably constitute and appoint the Company to be my attorney to withhold interest payments if required to satisfy any applicable withholding tax obligations..

•
All authority herein conferred or agreed to be conferred shall not be affected by and shall survive my death or incapacity, and any obligation of mine hereunder shall be binding upon my heirs, personal representatives, successors and assigns.

•
Subject to, and effective upon, the Company’s acceptance of my Existing Notes in accordance with the terms and conditions of this Offer, I hereby sell, assign, and transfer to the Company, all right, title and interest in and to my Existing Notes, and I irrevocably constitute and appoint the Company to be my attorney to withhold interest payments if required to satisfy any applicable withholding tax obligations.

•
All authority herein conferred or agreed to be conferred shall not be affected by and shall survive my death or incapacity, and any obligation of mine hereunder shall be binding upon my heirs, personal representatives, successors and assigns.

	•	The tender of my Existing Notes to the Company may only be withdrawn in the manner provided in the Offering Circular.

2.	With respect to the Subscription that:

•
I have not relied upon the Company or their legal counsel for investment, legal or tax advice, and have in all cases sought, or had the opportunity to seek, the advice of my own personal investment, legal and tax advisors and I am either experienced in or knowledgeable with regard to the affairs of the Company, or either alone or with my professional advisors am capable, by reason of knowledge and experience in financial and business matters in general, and investments in particular, of evaluating the merits and risks of an investment in the Subscription Shares and am able to bear the economic risk of the investment and can otherwise be reasonably assumed to have the capacity to protect my own interest in connection with the investment in the such securities;

•
I am aware that the Subscription Shares subscribed for hereunder have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any other law of the United States or any State or other jurisdiction thereof;

	•	I am aware that the Company has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of the Subscription Shares;

•
I am purchasing the Subscription Shares for my own account for investment only and not with a view to any resale, distribution or other disposition of the Subscription Shares except pursuant to sales registered or exempted from registration under the U.S. Securities Act;

•
I am aware that the transfer of the Subscription Shares are subject to restrictions as described in the Offering Circular and pursuant to Rule 144 promulgated under the U.S. Securities Act, and may also be subject to restrictions under individual State securities laws;

•
I am aware that no United States based agency, governmental authority, regulatory body, stock exchange or other entity (including without limitation, the United States Securities and Exchange Commission or any state securities commission) has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to the Subscription Shares;

•
the certificates representing the Subscription Shares, and all certificates issued in exchange therefore or in substitution thereof, shall bear restrictive legends denoting applicable restrictions under Rule 144 and otherwise.

3.	With respect to both my participation in the Offer and the Subscription that:

	•	I am an Accredited Investor by virtue of on of the following being true (indicate appropriate category with a check mark):

Category A ________	I am an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with my spouse presently exceeds $1,000,000.

Explanation. In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category B ________
I am an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with my spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and loses but excluding any income of other family members and any unrealized capital appreciation) and have a reasonable expectation of reaching the same incomelevel in the current year.

Category C ________	I am a director or executive officer of the Company.

Category D ________
I am either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Subscription Notes and with total assets in excess of $5,000,000.

__________________________________________________________________
(describe entity)

Category E ________
I am a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Subscription Notes, where the purchase is directed by a "sophisticated person" as defined in Regulation 506(b)(2)(ii)

Category F ________
I am an Entity (other than a trust) all the equity owners of which are "accredited investors" within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Election Form questionnaire.

__________________________________________________________________
(describe entity)

Category G ________	The undersigned is not within any of the categories above and is therefor not an accredited investor.

The representations and warranties of the Subscriber contained in this Election Form hall be true at the Closing Date as though they were made at the Closing Date and they shall survive the Closing Date and remain in full force and effect thereafter for the benefit of the Company for a period of one year.

All capitalized terms used herein but not defined shall have the meaning given to them in the Offer.

SIGNED this ________ day of ____________________, 2003

____________________________________	____________________________________
Signature of Witness	Signature
(of authorized signatory if a company or trust)

____________________________________	____________________________________
Name of Witness	Name of person signing

____________________________________	____________________________________
Address of Witness	Name of Company or trust if applicable

____________________________________	____________________________________
Address of Subscriber

____________________________________

____________________________________
Tax ID #.

OFFER AND SUBSCRIPTION ACCEPTED this ________________ day of __________________________________ 2003.

SENSE TECHNOLOGIES INC.

Per:__________________________________________
Authorized Officer

INSTRUCTIONS TO THE ELECTION FORM

1.        Delivery of Election Form.

In order to tender your Existing Notes, you must deliver a properly completed and duly executed original of the Election Form and your original Existing Note(s), before 12:00 midnight, Eastern time, on September 22, 2003 (the “Expiration Date”), to us at the following address:

Sense Technologies Inc.
800 Clanton Road, Suite U
Charlotte, North Carolina    28217
Attention: Jim Cotter, President

The method of delivery to us the Existing Notes, Election Forms, and all other required documents is at your election, however we recommend using a courier service such as FedEx or Purolator or other guaranteed delivery service with tracking features. If you deliver your Existing Notes by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery.

2.        Withdrawal.

Tenders of Existing Notes made through the Offer may be withdrawn at any time before the Expiration Date. If the Company extends the Offer beyond that time, you may withdraw your Existing Notes at any time until the extended expiration of the Offer. In addition, you may withdraw your Tendered Notes at any time after 40 days from the commencement of the Offer, until the Company has accepted your Existing Notes. To withdraw Tendered Notes you must hand deliver or fax a completed, signed and dated Notice of Withdrawal to the Company while you still have the right to withdraw your Existing Notes. Any Existing Notes withdrawn may be re-tendered before the expiration of the Offer in the same manner as the original tender.

3.        Conditions.

The Company will not accept any alternative, conditional or contingent tenders. Although it is our intent to send you a confirmation of receipt of this Election Form, by signing this Election Form you waive any right to receive any notice of the receipt of the tender of your Existing Notes.

4.        Signatures on This Election Form.

The Class A Shares will only be issued in the same names as appearing on the Existing Notes, unless the Company otherwise agrees. If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of that person to so act must be submitted with this Election Form.

5.        Other Information on this Election Form.

In addition to signing this Election Form, you must print your name and indicate the date on which you signed. We are also requesting your government identification number, such as your social security number, tax identification number or national identification number, as appropriate.

6.        Requests for Assistance or Additional Copies.

Any questions, requests for assistance, or requests for additional copies of the Offer or this Election Form should be directed to Jim Cotter, our President at the number noted in the Offering Circular.